                                                                    EXHIBIT 99.2

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE
(YOU) TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------
                                   GIVE THE SOCIAL
                                   SECURITY NUMBER
FOR THIS TYPE OF ACCOUNT:          OF --
---------------------------------------------------------------
1.   Individual                    The individual
2.   Two or more individuals       The actual owner of the
     (joint account)               account or, if combined
                                   funds, the first individual
                                   on the account(1)
3.   Husband and wife (joint       The actual owner of the
     account)                      account or, if joint funds,
                                   the first individual on the
                                   account(1)
4.   Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
5.   Adult and minor (joint        The adult or, if the minor
     account)                      is the only contributor, the
                                   minor(1)
6.   Account in the name of        The ward, minor, or
     guardian or committee for a   incompetent person(3)
     designated ward, minor, or
     incompetent person
7.   a. The usual revocable        The grantor-trustee
     savings trust account
        (grantor is also trustee)
     b. So-called trust account    The actual owner(1)
     that is not a legal or valid
        trust under State law

---------------------------------------------------------------

 -------------------------------------------------------------------------------
                                               GIVE THE EMPLOYER
                                               IDENTIFICATION NUMBER
FOR THIS TYPE OF ACCOUNT:                      OF --
 -------------------------------------------------------------------------------
    8.     Sole proprietorship or single-      The owner(4)
           owner LLC account
    9.     A valid trust, estate, pension      Legal entity (Do not furnish the
           trust                               identifying number of the personal
                                               representative or trustee unless
                                               the legal entity itself is not
                                               designated in the account
                                               title.)(5)
   10.     Corporate or LLC electing           The corporation or LLC
           corporate status on Form 8832
   11.     Religious, charitable, or           The organization
           educational organization
   12.     Partnership or multi-member LLC     The partnership or LLC
           not electing corporate status on
           Form 8832
   13.     Association, club or other tax-     The organization
           exempt organization
   14.     A broker or registered nominee      The broker or nominee
   15.     Account with the Department of      The public entity
           Agriculture in the name of a
           public entity (such as a State or
           local government, school district
           or prison) that receives
           agricultural program payments

---------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's social security number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number (TIN) or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and immediately apply for a number. If you do not have a TIN, write "Applied For" in Part 1 and mark "Awaiting TIN" in Part 4 of the Substitute Form W-9, sign and date the form in Part 3 and the Certificate of Awaiting Taxpayer Identification Number and return the form to the payer.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  - A corporation.

  - A financial institution.

  - An organization exempt from tax under section 501(a), or an individual retirement plan.

  - The United States or any agency or instrumentality thereof.

  - A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  - An international organization or any agency, or instrumentality thereof.

  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  - A real estate investment trust.

  - A common trust fund operated by a bank under section 584(a).

  - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

  - An entity registered at all times during the year under the Investment Company Act of 1940.

  - A foreign central bank of issue.

  - A middleman known in the investment community as a nominee or custodian.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under section 1441.

  - Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident partner.

  - Payments of patronage dividends not paid in money.

  - Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  - Payments described in section 6049(b)(5) to non-resident aliens.

  - Payments on tax-free covenant bonds under section 1451.

  - Payments made by certain foreign organizations.

If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR CORRECT TIN IN PART 1 OF THE FORM, MARK "EXEMPT FROM BACKUP WITHHOLDING" IN PART 2 OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividends, interest, or other payments to give a correct TIN to payers who must report the payments to IRS. IRS uses the TIN for identification purposes. Payers must be given the TIN whether or not recipients are required to file tax returns. Payers must generally withhold from taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN. -- If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE